UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2022, TILT Holdings Inc. (“TILT”) and Innovative Industrial Properties Inc. (“IIPR”) entered into a Fourth Amendment (the “IIPR Amendment”) to the Purchase and Sale Agreement between White Haven RE, LLC, a subsidiary of TILT and IIP-PA 9 LLC, a subsidiary of IIRP, dated April 19, 2022 (the “Agreement”). The IIPR Amendment extends the investigational period under the Agreement to a date that is on or before December 31, 2022.  The IIPR Amendment also allows TILT to set the closing date of the contemplated sale and leaseback transaction upon five business days’ notice to IIPR, provided the closing date is not extended beyond December 31, 2022.  Except as described above, all other terms and provisions of the Agreement remain in full force and effect.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the IIPR Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on October 24, 2022, TILT’s subsidiaries, Jimmy Jang L.P., Baker Technologies, Inc., Jupiter Research, LLC and Commonwealth Alternative Care, Inc. (collectively, the “Subsidiaries”) and certain holders of its senior secured promissory notes (the “Participating Note Holders”), each entered into the first amendment (collectively, the “First Note Amendments”) to the Promissory Notes, dated as of November 4, 2019 (the “Senior Notes”).  The First Note Amendments extend the maturity date of approximately US $9.6 million in outstanding principal amount of the Senior Notes (the “Extended Notes”) from November 1, 2022 to November 14, 2022 (the “New Maturity Date”).  The First Note Amendments also amend the interest rate so that the Extended Notes will accrue interest at the prime rate plus 8.5% until the New Maturity Date.  The material terms of the Senior Notes (other than the maturity date and the interest rate of the Extended Notes) were not changed by the First Note Amendments. Corner Health, LLC, one of the Participating Note Holders, is an entity partially owned and managed by Jane Mathieu, a member of the Board of Directors of TILT. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Note Amendments, the form of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Further, on October 24, 2022, the Subsidiaries and the noteholder representative, on behalf of all holders of the Senior Notes, entered into the second amendment (the “Second Note Amendment,” together with the First Note Amendments, the “Note Amendments”) to the Senior Notes. The Second Note Amendment clarifies that the Participating Note Holders waive any right to pro rata payment for any payments that may be made on the Senior Notes on or before November 1, 2022. TILT will pay on or before November 1, 2022 all obligations due under the Senior Notes to the holders of the Senior Notes that did not enter into the First Note Amendments.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Note Amendment, which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Note Amendments set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On October 25, 2022, TILT issued a press release announcing the IIPR Amendment and the First Note Amendments. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description

10.1	Fourth Amendment to Purchase And Sale Agreement And Joint Escrow Instructions, effective as of the 24th day of October 2022, by and between White Haven RE, LLC and IIP-PA 9 LLC.
10.2	Form of Amendment No. 1 to Senior Secured Promissory Note.
10.3	Amendment No. 2 to Promissory Note, dated as of October 24, 2022.
99.1	Press Release dated October 25, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: October 25, 2022	By:	/s/ Gary F. Santo, Jr.
	Name:	Gary F. Santo, Jr.
	Its:	Chief Executive Officer